EXHIBIT 5

                         BAKER & DANIELS
                    300 NORTH MERIDIAN STREET
                           SUITE 2700
                  INDIANAPOLIS, INDIANA  46204
                         (317) 237-0300


September 27, 1999


Interactive Intelligence, Inc.
8909 Purdue Road
Suite 300
Indianapolis, Indiana  46268

     Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel to Interactive Intelligence, Inc., an Indiana corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the Company's Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933 (the "Act"), registering the offer and sale of up to 5,863,704 shares of the Company's Common Stock, $0.01 par value (the "Shares"), pursuant to the Company's 1995 Incentive Stock Option Plan, as amended, 1995 Nonstatutory Stock Option Incentive Plan, 1999 Stock Option and Incentive Plan, Outside Directors Stock Option Plan, as amended (the "Plans"), Stock Option Agreement between the Company and Donald E. Brown, M.D., dated September 22, 1998, Stock Option Agreement between the Company and Jon Anton, D.Sc., dated May 26, 1999, and Stock Option Agreement between the Company and Michael P. Cullinane, dated May 26, 1999 (the "Stock Option Agreements").

     In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

     Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when the Registration Statement shall have become effective and the Shares have been issued in accordance with the Plans or the Stock Option Agreements, the Shares will be validly issued, fully paid and nonassessable.

     Our opinion expressed above is limited to the federal law of the United States and the law of the State of Indiana.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

                                        Very truly yours,

                                        /s/ BAKER & DANIELS